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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                             ---------------------------


                                       FORM 8-A


                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                              COLOR SPOT NURSERIES, INC.
                              --------------------------
                (Exact name of registrant as specified in its charter)

              Delaware                                 68-0363266
-----------------------------------          -----------------------------------
     (State of incorporation or                     (I.R.S. Employer
            organization)                          Identification No.)

                 3478 Buskirk Avenue, Pleasant Hill, California 94523
              ----------------------------------------------------
            (Address, including zip code, of principal executive offices)

     If this form relates to the        If this form relates to the
     registration of a class of         registration of a class of
     securities pursuant to Section     securities pursuant to Section
     12(b) of the Exchange Act and      12(g) of the Exchange Act and is
     is effective pursuant to           effective pursuant to General
     General Instruction A.(c),         Instruction A.(d), please check
     please check the following box.    the following box. /X/
     / /

Securities Act registration statement file number to which this form relates:
333-37335
---------

          Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so               Name of each exchange on which each
registered                                 class is to be registered
---------------------------------          -----------------------------------
Not applicable                             Not applicable

          Securities to be registered pursuant to Section 12(g) of the Act:

                  Series A Preferred Stock, $.01 par value per share
                  --------------------------------------------------
                          Warrants to purchase Common Stock
                          ---------------------------------
                                 (Titles of classes)


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                    INFORMATION REQUIRED IN REGISTRATION STATEMENT



ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


    The description of the Series A Preferred Stock, $.01 par value per share, included under the caption "Description of Series A Preferred Stock" in the Prospectus contained in the Registration Statement on Form S-1 (File No. 333-37335) filed with the Securities and Exchange Commission is hereby incorporated by reference.

    The description of the Warrants to purchase Common Stock of the Company, included under the caption "Description of Warrants" in the Prospectus contained in the Registration Statement on Form S-1 (File No. 333-37335) filed with the Securities and Exchange Commission is hereby incorporated by reference.


ITEM 2.  EXHIBITS.

  Exhibit
  Number    Description
  -------   -----------

  3.1 Amended and Restated Certificate of Incorporation of Color Spot Nurseries, Inc. Incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 (File No. 333-37335).

  3.2 Amended and Restated By-Laws of Color Spot Nurseries, Inc. Incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (File No. 333-37335).

  3.3 Form of Certificate of Designation of the Series A Preferred Stock. Incorporated by reference to Exhibit 3.3 of the Registration Statement on Form S-1 (File No. 333-37335).

  4.1    Form of Preferred Stock certificate.  Incorporated by reference to
         Exhibit 4.1 of the Registration Statement on Form S-1 (File
         No. 333-37335).

  4.3 Form of Warrant Agreement (including form of Warrant). Incorporated by reference to Exhibit 4.3 of the Registration Statement on Form S-1 (File No. 333-37335).

 10.5 Stockholders Agreement dated as of December 31, 1996. Incorporated by reference to Exhibit 10.5 of the Registration Statement on Form S-1 (File No. 333-37335).


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 10.6    Employee Stockholders Agreement dated as of June 1, 1997.
         Incorporated by reference to Exhibit 10.6 of the Registration Statement on Form S-1 (File No. 333-37335).


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                                      SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              COLOR SPOT NURSERIES, INC.


                         By:  /s/ Michael F. Vukelich
                              -----------------------
                              Michael F. Vukelich,
                              Chairman of the Board and Chief Executive Officer

Date: December 8, 1997


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